Exhibit 10.1

PARAGON 28, INC.

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”), entered into as of July 27, 2023, is between Paragon 28, Inc., a Delaware corporation (the “Company”) and Robert McCormack (“Executive” and, together with the Company, the “Parties”).

WHEREAS, the Company desires to assure itself of the services of Executive effective as of August 14, 2023 (such date Executive actually commences services, the “Effective Date”) by engaging Executive to perform services under the terms hereof; and

WHEREAS, Executive desires to provide services to the Company commencing on the Effective Date on the terms herein provided.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, including the respective covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.
Employment.
(a)
General. The Company shall employ Executive and Executive shall enter in the employ of the Company, in each case, upon the terms and conditions provided herein effective as of the Effective Date.
(b)
Position and Duties. Effective as of the Effective Date, Executive: (i) shall continue to serve as the Company’s General Counsel and Corporate Secretary, with responsibilities, duties, and authority usual and customary for such position, subject to direction by the Chief Executive Officer of the Company (the “CEO”); (ii) shall continue to report directly to the CEO or the CEO’s designee; and (iii) agrees promptly and faithfully to comply with all present and future policies, requirements, rules and regulations, and reasonable directions and requests, of the Company in connection with the Company’s business. At the Company’s request, Executive shall serve the Company and/or its subsidiaries and affiliates in such other capacities in addition to the foregoing as the Company shall designate, provided that such additional capacities are consistent with Executive’s position as the Company’s General Counsel and Corporate Secretary. In the event that Executive serves in any one or more of such additional capacities, Executive’s compensation shall not automatically be increased on account of such additional service.
(c)
Exclusivity. Except with the prior written approval of the CEO (which the CEO may grant or withhold in his or her sole and absolute discretion), Executive shall devote Executive’s best efforts and full working time, attention, and energies to the business of the Company, except during any paid vacation or other excused absence periods. Notwithstanding the foregoing, Executive may, without violating this Section 1(d), (i) as a passive investment, own publicly traded securities in such form or manner as will not require any services by Executive in the operation of the entities in which such securities are owned; (ii) engage in charitable and civic activities; or (iii) engage in other personal passive investment activities, in each case, so long as such interests or activities do not materially interfere to the extent such activities do not, individually or in the aggregate, interfere with or otherwise prevent the performance of Executive’s duties and responsibilities hereunder. Executive may also serve as a member of the board of directors or board of advisors of another organization provided (i) such organization is not a competitor of the Company; (ii) Executive receives prior written approval from the CEO; and (iii) such activities do not individually or in the aggregate interfere with the performance of Executive’s duties under this Agreement, violate the Company’s standards of conduct then in effect, or raise a conflict under the Company’s conflict of interest policies. For the avoidance of doubt, the CEO has approved Executive’s continued service with those organizations set forth on Exhibit A, such approval to continue until the earlier to occur of (a) the CEO’s revocation of such approval in his or her sole and absolute discretion, or (b) such time as such service interferes with the performance of Executive’s duties under this Agreement, violates the Company’s standards of conflict or raises a conflict under the Company’s conflict of interest policies.
(d)
Location. The Company and Executive acknowledge and agree that Executive shall be based at the Company’s offices located in the Englewood, California area, subject to such travel as may be necessary to fulfill Executive’s responsibilities, including travel to the Company’s other offices.
2.
Term. The period of Executive’s employment under this Agreement shall commence on the Effective Date and shall continue until Executive’s employment with the Company is terminated pursuant to Section 5. The phrase “Term” as used in this Agreement shall refer to the entire period of employment of Executive by the Company.
3.
Compensation and Related Matters.
(a)
Annual Base Salary. During the Term, Executive shall receive a base salary at the rate of $440,000 per year (as may be increased from time to time, the “Annual Base Salary”), subject to withholdings and deductions and pro-rated for any partial employment during the Term, which shall be paid to Executive in accordance with the customary payroll practices and procedures of the Company. Such Annual Base Salary shall be reviewed by the CEO, and, as applicable, the Board of Directors of the Company (the “Board”) and/or the Compensation Committee of the Board (the “Committee”), not less than annually.
(b)
Annual Bonus. Executive shall be eligible to receive a discretionary annual bonus based on Executive’s achievement of performance objectives established by the Company, such bonus to be targeted at 50% of Executive’s Annual Base Salary (the “Annual Bonus”). Any Annual Bonus approved by the Board, the Committee and/or the CEO shall be paid at the same time annual bonuses are paid to other executives of the Company generally, subject to Executive’s continuous employment through the date of approval. For calendar year 2023, Executive’s earned Annual Bonus (if any) shall be pro-rated based on service from the Effective Date through year-end.
(c)
Benefits. Executive shall be entitled to participate in such employee and executive benefit plans and programs as the Company may from time to time offer to provide to its executives, subject to the terms and conditions of such plans. Notwithstanding the foregoing, nothing herein is intended, or shall be construed, to require the Company to institute or continue any particular plan or benefit.
(d)
Business Expenses. The Company shall reimburse Executive for all reasonable, documented, out-of-pocket travel and other business expenses incurred by Executive in the performance of Executive’s duties to the Company in accordance with the Company’s applicable expense reimbursement policies and procedures as are in effect from time to time.
(e)
Vacation. Executive will be entitled to paid vacation in accordance with the Company’s vacation policy, as in effect from time to time.
4.
Equity Awards. Following the Effective Date, it Executive shall be granted, subject to approval by the Board or the Committee, an award of restricted stock units (the “RSUs”) covering a number of shares of the Company’s common stock with an aggregate value of $925,000, based on the thirty (30) day closing trading average of a share of Company common stock prior to the date of grant and rounded down the nearest whole share. The RSUs shall vest with respect to 25% of the RSUs on each anniversary of the date of grant, subject to Executive’s continuing service with the Company through the applicable vesting date. Each RSU represents the right to receive a share of Company common stock upon vesting. The RSUs shall be subject to the terms and conditions of the Company’s 2021 Incentive Award Plan and an individual equity award agreement to be entered into between Executive and the Company. For fiscal years following the Effective Date, you will be eligible for annual refresh equity awards as may be determined by the Board or the Committee along the same terms and conditions as other similarly situated employees of the Company (subject to your continued employment in good standing through the applicable date of grant).
5.
Termination.
(a)
At-Will Employment. The Company and Executive acknowledge that Executive’s employment is and shall continue to be at-will, as defined under applicable law. This means that it is not for any specified period of time and, subject to any ramifications under Section 6 of this Agreement, can be terminated by Executive or by the Company at any time, with or without advance notice, and for any or no particular reason or cause. It also means that Executive’s job duties, title, and responsibility and reporting level, work schedule, compensation, and benefits, as well as the Company’s personnel policies and procedures, may be changed with prospective effect, with or without notice, at any time in the sole discretion of the Company (subject to any ramification such changes may have under Section 6 of this Agreement). This “at-will” nature of Executive’s employment shall remain unchanged during Executive’s tenure as an employee and may not be changed, except in an express writing signed by Executive and a duly-authorized officer of the Company. If Executive’s employment terminates for any lawful reason, Executive shall not be entitled to any payments, benefits, damages, award, or compensation other than as provided in this Agreement.
(b)
Notice of Termination. During the Term, any termination of Executive’s employment by the Company or by Executive (other than by reason of death) shall be communicated by written notice (a “Notice of Termination”) from one Party hereto to the other Party hereto (i) indicating the specific termination provision in this Agreement relied upon, if any, (ii) setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated, and (iii) specifying the Date of Termination (as defined below). The failure by the Company to set forth in the Notice of Termination all of the facts and circumstances which contribute to a showing of Cause (as defined below) shall not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing its rights hereunder.
(c)
Date of Termination. For purposes of this Agreement, “Date of Termination” shall mean the date of the termination of Executive’s employment with the Company specified in a Notice of Termination.
(d)
Deemed Resignation. Upon termination of Executive’s employment for any reason, Executive shall be deemed to have resigned from all offices and board memberships, if any, then held with the Company or any of its affiliates, and, at the Company’s request, Executive shall execute such documents as are necessary or desirable to effectuate such resignations.
(e)
Executive’s Obligations upon Termination.
(i)
Cooperation. Executive shall provide Executive’s reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Executive’s employment hereunder; provided the Company shall indemnify and hold harmless Executive with respect to any such cooperation and reimburse Executive for Executive’s reasonable costs and expenses (including legal counsel selected by Executive and reasonably acceptable to the Company) and such cooperation shall not unreasonably burden Executive or unreasonably interfere with any subsequent employment that Executive may undertake.
(ii)
Return of Company Property. Executive hereby acknowledges and agrees that all Company Property (as defined below) and equipment furnished to, or prepared by, Executive in the course of, or incident to, Executive’s employment, belongs to the Company and shall be promptly returned to the Company upon termination of Executive’s employment (and will not be kept in Executive’s possession or delivered to anyone else). For purposes of this Agreement, “Company Property” includes, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof (including computer files), keys, building card keys, company credit cards, telephone calling cards, computer hardware and software, laptop computers, docking stations, cellular and portable telephone equipment, personal digital assistant (PDA) devices and all other proprietary information relating to the business of the Company or its subsidiaries or affiliates. Following termination, Executive shall not retain any written or other tangible material containing any proprietary information of the Company or its subsidiaries or affiliates.
6.
Consequences of Termination.

(a)
Payments of Accrued Obligations upon all Terminations of Employment. Upon a termination of Executive’s employment for any reason, Executive (or Executive’s estate or legal representative, as applicable) shall be entitled to receive, within 30 days after Executive’s Date of Termination (or such earlier date as may be required by applicable law): (i) any portion of Executive’s Annual Base Salary earned through Executive’s Date of Termination not theretofore paid, (ii) any expenses owed to Executive under Section 3, (iii) any accrued but unused paid time-off owed to Executive, and (iv) any amount arising from Executive’s participation in, or benefits under, any employee benefit plans, programs, or arrangements under Section 3, which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs, or arrangements. Except as otherwise set forth in Sections 6(b) and (c), the payments and benefits described in this Section 6(a) shall be the only payments and benefits payable in the event of Executive’s termination of employment for any reason.
(b)
Severance Payments upon Covered Termination Outside a Change in Control Period. If, during the Term, Executive experiences a Covered Termination outside a Change in Control Period (each, as defined below), then in addition to the payments and benefits described in Section 6(a), the Company shall, subject to Executive’s delivery to the Company of a waiver and release of claims agreement substantially in the form of Exhibit B hereto, but updated to the extent deemed by the Company to be necessary to reflect any such changes to applicable law (the “Release”) that becomes effective and irrevocable in accordance with Section 11(d) and Executive’s continued compliance with Section 8(a) below, provide Executive with the following:
(i)
The Company shall pay to Executive an amount in cash equal to twelve (12) months of Executive’s then-existing Annual Base Salary, payable, less applicable withholdings and deductions in the form of salary continuation in regular installments over the twelve (12)-month period following the Date of Termination (the “Non-CiC Severance Period”) in accordance with the Company’s normal payroll practices with the first of such installments to commence on the first regular payroll date following the date the Release becomes effective and irrevocable or as otherwise provided in Section 11(d) below.
(ii)
During the Non-CiC Severance Period or, if earlier, the date on which Executive becomes eligible for comparable replacement coverage under a subsequent employer’s group health plan (in any case, the “Non-CIC COBRA Period”), subject to Executive’s valid election to continue healthcare coverage under Section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder, the Company shall, in its sole discretion, either (A) continue to provide to Executive and Executive’s dependents, or (B) reimburse Executive and Executive’s dependents for coverage under its group health plan (if any), in each case, at the same levels and costs in effect on the Date of Termination (excluding, for purposes of calculating cost, an employee’s ability to pay premiums with pre-tax dollars); provided, however, that if (1) any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the continuation coverage period to be, exempt from the application of Section 409A under Treasury Regulation Section 1.409A‑1(a)(5), (2) the Company is otherwise unable to continue to cover Executive or Executive’s dependents under its group health plans, or (3) the Company cannot provide the benefit without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then, in any such case, an amount equal to each remaining Company subsidy shall thereafter be paid to Executive in substantially equal monthly installments over the Non-CIC COBRA Period (or remaining portion thereof).
(c)
Severance Payments upon Covered Termination During a Change in Control Period. If, during the Term, Executive experiences a Covered Termination during a Change in Control Period, then, in addition to the payments and benefits described in Section 6(a), the Company shall, subject to Executive’s delivery to the Company of the Release that becomes effective and irrevocable in accordance with Section 11(d) and Executive’s continued compliance with Section 8(a) below, provide Executive with the following (in lieu of the benefits and payments described in Section 6(b) above):
(i)
The Company shall pay to Executive an amount in cash equal to eighteen (18) months of Executive’s then-existing Annual Base Salary, payable, less applicable withholdings and deductions in the form of salary continuation in regular installments over the eighteen (18)-month period following the Date of Termination (the “CiC Severance Period”) in accordance with the Company’s normal payroll practices with the first of such installments to commence on the first regular payroll date following the date the Release becomes effective and irrevocable or as otherwise provided in Section 11(d) below.
(ii)
In addition, Executive shall be eligible to receive an amount equal to one and a half (1.5) times his or her earned Annual Bonus for the year in which the Covered Termination occurs to the extent earned based on the attainment of applicable performance goals as determined by the Board in its sole discretion following the end of the calendar year in which the Covered Termination occurs. If and to the extent earned, such Annual Bonus shall be paid out at the same time annual bonuses are paid generally to senior executives of the Company for the relevant year, less applicable withholdings, but in no event later than March 15th of the year immediately following that in which such Annual Bonus is earned.
(iii)
During the CiC Severance Period or, if earlier, the date on which Executive becomes eligible for comparable replacement coverage under a subsequent employer’s group health plan (in any case, the “CIC COBRA Period”), subject to Executive’s valid election to continue healthcare coverage under Section 4980B of the Code and the regulations thereunder, the Company shall, in its sole discretion, either (A) continue to provide to Executive and Executive’s dependents, at the Company’s sole expense, or (B) reimburse Executive and Executive’s dependents for coverage under its group health plan (if any) at the same levels in effect on the Date of Termination; provided, however, that if (1) any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the continuation coverage period to be, exempt from the application of Section 409A under Treasury Regulation Section 1.409A-1(a)(5), (2) the Company is otherwise unable to continue to cover Executive or Executive’s dependents under its group health plans, or (3) the Company cannot provide the benefit without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then, in any such case, an amount equal to each remaining Company subsidy shall thereafter be paid to Executive in substantially equal monthly installments over the CIC COBRA Period (or remaining portion thereof).
(iv)
Cause the vesting and, if applicable, exercisability of Executive’s then-outstanding and unvested equity awards, including, without limitation, any stock options and other equity awards, shall accelerate (and, if applicable, all restrictions and rights of repurchase on such awards shall lapse) as of immediately prior to the later of (i) the Date of Termination or (ii) the closing of such Change in Control, in respect of one hundred percent (100%) (or, if the Date of Termination is less than six (6) months from the Effective Date, fifty percent (50%)) of the number of shares of Company common stock subject thereto (excluding any such awards that vest in whole or in part based on the attainment of performance-vesting conditions, which shall be governed by the terms of the applicable award agreement). To give effect to the foregoing, upon the Date of Termination that occurs prior to the closing of a Change in Control, (x) the vested portion of such equity awards shall be remain outstanding and/or be exercisable for the period(s) of time set forth in the applicable equity award agreements, (y) Executive’s outstanding equity awards shall cease vesting, and (z) the unvested shares subject to Executive’s outstanding equity awards shall remain outstanding (but unvested) until the earlier to occur of (A) the original expiration date of the equity award and (B) three (3) month anniversary of the Date of Termination (the “Equity Award Period”). In the event a Change in Control has not been consummated by end of the Equity Award Period, then the unvested portion of Executive’s equity awards shall terminate immediately without further action as of such date.
(d)
No Other Severance. Except as otherwise approved by the Board, the provisions of this Section 6 shall supersede in their entirety any severance payment provisions in any severance plan, policy, program, or other arrangement maintained by the Company.
(e)
No Requirement to Mitigate; Survival. Executive shall not be required to mitigate the amount of any payment provided for under this Agreement by seeking other employment or in any other manner. Notwithstanding anything to the contrary in this Agreement, the termination of Executive’s employment shall not impair the rights or obligations of any Party.
(f)
Certain Reductions. The Company shall reduce Executive’s severance benefits under this Agreement, in whole or in part, by any other severance benefits, pay in lieu of notice, or other similar benefits payable to Executive by the Company in connection with Executive’s termination, including but not limited to, payments or benefits pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act, or (ii) any Company policy or practice providing for Executive to remain on the payroll without being in active service for a limited period of time after being given notice of the termination of Executive’s employment. The benefits provided under this Agreement are intended to satisfy, to the greatest extent possible, any and all statutory obligations that may arise out of Executive’s termination of employment. Such reductions shall be applied on a retroactive basis, with severance benefits previously paid being recharacterized as payments pursuant to the Company’s statutory obligation.

(g)
Definition of Cause. For purposes hereof, “Cause” shall mean any one of the following: (i) Executive’s commission of any act or involvement in any situation, whether before or during the term, which brings Executive into widespread public disrepute or scandal, and which justifiably shocks, insults or offends a significant portion of the community and results in material and adverse reputational harm to the Company; (ii) Executive’s indictment of (A) a felony (other than in connection with a traffic violation that does not result in imprisonment) or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud (other than in connection with a traffic violation that does not result in imprisonment); (iii) Executive’s willful failure to (A) substantially perform his/her material job functions hereunder (other than any such failure resulting from Executive’s Disability (as defined in the Plan) or to the extent inconsistent with Executive’s title, duties or responsibilities hereunder) or (B) carry out or comply with a lawful and reasonable directive of the Company, in each case, which failure has not been cured (or cannot be cured) within thirty (30) days after the Company gives written notice to Executive regarding such failure; (iv) Executive’s commission of an act of fraud, embezzlement, misappropriation of funds, misrepresentation, malfeasance, breach of fiduciary duty or other willful and material act of misconduct, in each case, against the Company or any of its affiliates, which materially and adversely reflects upon the business, operations, or reputation of the Company, and which conduct has not been cured (or cannot be cured) within thirty (30) days after the Company gives written notice to Executive regarding such misconduct; or (v) Executive’s material violation of any provision of this Agreement, the Confidentiality Agreement or any agreement(s) between Executive and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions, and failure to cure such breach (if capable of cure) within thirty (30) days after the Company gives written notice to Executive regarding such breach. The determination that a termination of Executive’s employment is either for Cause or without Cause shall be made by the Board or the Committee, in each case, in its sole discretion. For purposes of this definition, an action or inaction is only “willful” if it is done or omitted by Executive without a good faith and reasonable belief that such action or inaction is in the best interests of the Company or any of its affiliates. Without limiting the foregoing, in no event shall any of the following constitute Cause: (A) the failure to attain any individual, divisional or Company performance, implementation, integration or other objective, (B) any act or omission taken as a result of any Disability or (C) any act, or failure to act, taken in good faith and based upon authority given by the Company.
(h)
Definition of Change in Control. For purposes of this Agreement, “Change in Control” shall have the meaning set forth in the Company’s 2021 Incentive Award Plan. Notwithstanding the foregoing, a “Change in Control” must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5).
(i)
Definition of Change in Control Period. For purposes hereof, “Change in Control Period” shall mean the period commencing three months prior to the closing of a Change in Control and ending 24 months after such Change in Control.
(j)
Definition of Covered Termination. For purposes hereof, “Covered Termination” shall mean the termination of Executive’s employment by the Company without Cause or by Executive for Good Reason, and shall not include a termination due to Executive’s death or disability.

(k)
Definition of Good Reason. For purposes hereof, “Good Reason” shall mean that Executive has complied in all material respects with the “Good Reason Process” (hereinafter defined) following the occurrence of any of the following events, without Executive’s prior written consent: (i) a reduction of Executive’s Annual Base Salary by more than 10% (except in connection with an across-the-board reduction in the salary of all similarly situated employees); (ii) a material diminution of Executive’s authority, duties or responsibilities (other than temporarily while physically or mentally incapacitated or as required by applicable law), provided that a mere change of title alone shall not constitute such a material diminution; or (iii) relocation of Executive’s principal place of employment by more than 30 miles from Executive’s then-current principal place of employment, except for such travel as may be reasonably necessary in the performance of Executive’s duties hereunder.
(l)
Definition of Good Reason Process. For the purposes hereof, “Good Reason Process” shall mean that (A) Executive has reasonably determined in good faith that a “Good Reason” condition has occurred; (B) Executive has notified the Company in writing of the first occurrence of the Good Reason condition within 90 days of the first time the Executive becomes aware of the occurrence of such condition; (C) Executive has cooperated in good faith with the Company’s efforts, for a period not less than 30 days immediately following the Company’s receipt of such notice (the “Cure Period”), to remedy the condition; (D) notwithstanding such efforts, the Good Reason condition continues to exist; and (E) Executive terminates Executive’s employment with the Company within 30 days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.
7.
Assignment and Successors. The Company shall assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise). This Agreement shall be binding upon and inure to the benefit of the Company, Executive, and their respective successors, assigns, personnel, and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable. None of Executive’s rights or obligations may be assigned or transferred by Executive, other than Executive’s rights to payments hereunder, which may be transferred only by will, operation of law, or as otherwise provided herein.
8.
Miscellaneous Provisions.
(a)
Restrictive Covenant Agreements; Right to Work. Executive hereby agrees to execute as of the date hereof and be bound by those certain Confidentiality and Non-Competition Agreement and Inventions Agreement, in each case, in the form provided by the Company (the “Confidentiality Agreement”). The Confidentiality Agreement shall survive the termination of this Agreement and Executive’s employment with the Company for the applicable period(s) set forth therein. Notwithstanding the foregoing, in the event of any conflict between the terms of the Confidentiality Agreement and the terms of this Agreement, the terms of this Agreement shall prevail. As a condition of Executive’s employment with the Company, Executive is required to provide evidence of Executive’s identity and eligibility for employment in the United States.

(b)
Governing Law. This Agreement shall be governed, construed, interpreted, and enforced in accordance with its express terms, and otherwise in accordance with the substantive laws of the State of Colorado, without giving effect to any principles of conflicts of law, whether of the State of Colorado or any other jurisdiction, and where applicable, the laws of the United States, that would result in the application of the laws of any other jurisdiction.
(c)
Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
(d)
Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. Signatures delivered by facsimile or PDF shall be deemed effective for all purposes.
(e)
Entire Agreement. The terms of this Agreement, together with the Confidentiality Agreement, are intended by the Parties to be the final expression of their agreement with respect to the employment of Executive by the Company and supersede all prior understandings and agreements, whether written or oral, regarding Executive’s service to the Company. The Parties further intend that this Agreement, together with the Confidentiality Agreement, shall constitute the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement or the Confidentiality Agreement. Notwithstanding the foregoing, in the event of any conflict between the terms of the Confidentiality Agreement and the terms of this Agreement, the terms of this Agreement shall prevail.
(f)
Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing signed by Executive and a duly authorized representative of the Company. By an instrument in writing similarly executed, Executive or a duly authorized representative of the Company, as applicable, may waive compliance by the other Party with any specifically identified provision of this Agreement that such other Party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.
(g)
Dispute Resolution. To ensure the timely and economical resolution of disputes that arise in connection with this Agreement, Executive and the Company agree that, except as excluded herein, any and all controversies, claims and disputes arising out of or relating to this Agreement, including without limitation any alleged violation of its terms or otherwise arising out of the Parties’ relationship, shall be resolved solely and exclusively by final and binding arbitration held in Douglas County, Colorado through JAMS in conformity with Colorado law and the then-existing JAMS employment arbitration rules, which can be found at https://www.jamsadr.com/rules-employment-arbitration. The arbitration provisions of this Agreement shall be governed by and enforceable pursuant to the Federal Arbitration Act. In all other respects for provisions not governed by the Federal Arbitration Act, this Agreement shall be construed in accordance with the laws of the State of Colorado, without reference to conflicts of law principles. The arbitrator shall: (a) provide adequate discovery for the resolution of the dispute; and (b) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award. The arbitrator shall award the prevailing Party attorneys’ fees and expert fees, if any. Notwithstanding the foregoing, it is acknowledged that it will be impossible to measure in money the damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them under Section 8(a), and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to seek injunctive relief, including specific performance, to enforce such obligations, and if any action shall be brought in equity to enforce any of the provisions of Section 8(a), none of the Parties shall raise the defense, without a good faith basis for raising such defense, that there is an adequate remedy at law. Executive and the Company understand that by agreement to arbitrate any claim pursuant to this Section 8(h), they will not have the right to have any claim decided by a jury or a court, but shall instead have any claim decided through arbitration. Executive and the Company waive any constitutional or other right to bring claims covered by this Agreement other than in their individual capacities. Except as may be prohibited by applicable law, the foregoing waiver includes the ability to assert claims as a plaintiff or class member in any purported class or representative proceeding. Nothing herein shall limit Executive’s ability to pursue claims for workers compensation or unemployment benefits or pursue other claims which by law cannot be subject to mandatory arbitration.
(h)
Enforcement. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.
(i)
Notices. Any notice, request, claim, demand, document and other communication hereunder to any Party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile or certified or registered mail, postage prepaid, as follows:
(i)
If to the Company, to the Board at the Company’s headquarters,
(ii)
If to Executive, to the last address that the Company has in its personnel records for Executive, or
(iii)
At any other address as any Party shall have specified by notice in writing to the other Party.

(j)
Withholding. The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local, or foreign withholding or other taxes or charges which the Company is required to withhold. The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of withholding shall arise.
(k)
Whistleblower Protections and Trade Secrets. Notwithstanding anything to the contrary contained herein, nothing in this Agreement prohibits Executive from reporting possible violations of federal law or regulation to any United States governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation (including the right to receive an award for information provided to any such government agencies). Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in this Agreement: (i) Executive shall not be in breach of this Agreement, and shall not be held criminally or civilly liable under any federal or state trade secret law (x) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (y) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (ii) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney, and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.
(l)
Anti-Kickback. Executive shall not engage in unlawful inducement, meaning the prohibitions of the federal Anti-Kickback Statute and any other applicable state anti-kickback statutes. Executive shall comply with all other applicable federal, state, and local laws and regulations in the solicitations of sales and provision of services hereunder, including those regulations promulgated by the Food & Drug Administration, the Health Insurance Portability and Accountability Act of 1996 as amended, the Physician Payment Sunshine Act provisions of the Patient Protection and Affordable Care Act, and all laws and regulations requiring Executive to possess any license, permit, or other documentation in order to lawfully carry out his/her duties hereunder. Executive shall keep himself/herself aware of and in compliance with all changes in such laws and regulations. Executive shall comply with all applicable rules and regulations of the Company, and the policies and procedures of the Company as are in effect from time-to-time and meet all training requirements established by the Company.
(m)
Reporting Requirements. Executive acknowledges that the Company has certain reporting requirements under the federal law commonly referred to as the Physician Payments Sunshine Act. Executive must monthly report in writing to the Company any monies expended on Covered Recipients. Executive shall comply with the specific information requests and process requirements for such reporting and shall indemnify, defend, and hold the Company harmless from any claim brought by any third party arising from any failure of Executive to properly report hereunder. Executive agrees to fully comply with the Company’s Physician Payment Sunshine Act Policy.

(n)
Acknowledgments. Executive represents that Executive has not been, and during the term of this Agreement shall not be: (i) sanctioned within the meaning of Social Security Act Section 1128A or any amendments thereof; (ii) convicted of violating the federal Stark law, federal False Claims Act, federal Anti-Kickback statute, federal Health Insurance and Portability Act provisions, federal Civil Monetary Penalties Law, federal Health Care Fraud Statute, Foreign Corrupt Practices Act, or similar state laws; or (iii) debarred, excluded, or suspended from participation in any federal or state health care program. Executive represents that Executive has not had, and during the term of this Agreement shall not have, a complaint filed against Executive by any enforcement agency, which complaint alleges felony criminal acts of a violent nature; health care-related fraud, theft, or other financial misconduct; any offenses related to the delivery of items or services under Medicare, Medicaid, SCRIP, or other state health care programs; engaging in unlawful kickback arrangements; or any crime relating to the practice of medicine.
5.
Prior Employment. Executive represents and warrants that Executive’s acceptance of employment with the Company has not breached, and the performance of Executive’s duties hereunder will not breach, any duty owed by Executive to any prior employer or other person. Executive further represents and warrants to the Company that (a) the performance of Executive’s obligations hereunder will not violate any agreement between Executive and any other person, firm, organization, or other entity; (b) Executive is not bound by the terms of any agreement with any previous employer or other party to refrain from competing, directly or indirectly, with the business of such previous employer or other party that would be violated by Executive entering into this Agreement and/or providing services to the Company pursuant to the terms of this Agreement; and (c) Executive’s performance of Executive’s duties under this Agreement will not require Executive to, and Executive shall not, rely on in the performance of Executive’s duties or disclose to the Company or any other person or entity or induce the Company in any way to use or rely on any trade secret or other confidential or proprietary information or material belonging to any previous employer of Executive.
6.
Golden Parachute Excise Tax.
(a)
Best Pay. Any provision of this Agreement to the contrary notwithstanding, if any payment or benefit Executive would receive from the Company pursuant to this Agreement or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount (as defined below). The “Reduced Amount” will be either (A) the largest portion of the Payment that would result in no portion of the Payment (after reduction) being subject to the Excise Tax or (B) the entire Payment, whichever amount after taking into account all applicable federal, state, and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate, net of the maximum reduction in federal income taxes which could be obtained from a deduction of such state and local taxes), results in Executive’ s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in a Payment is required pursuant to the preceding sentence and the Reduced Amount is determined pursuant to clause (A) of the preceding sentence, the reduction shall occur in the manner (the “Reduction Method”) that results in the greatest economic benefit for Executive. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata (the “Pro Rata Reduction Method”). Notwithstanding the foregoing, if the Reduction Method or the Pro Rata Reduction Method would result in any portion of the Payment being subject to taxes pursuant to Section 409A (as defined below) that would not otherwise be subject to taxes pursuant to Section 409A, then the Reduction Method and/or the Pro Rata Reduction Method, as the case may be, shall be modified so as to avoid the imposition of taxes pursuant to Section 409A as follows: (1) as a first priority, the modification shall preserve to the greatest extent possible, the greatest economic benefit for Executive as determined on an after-tax basis; (2) as a second priority, Payments that are contingent on future events (e.g., being terminated without cause), shall be reduced (or eliminated) before Payments that are not contingent on future events; and (3) as a third priority, Payments that are “deferred compensation” within the meaning of Section 409A shall be reduced (or eliminated) before Payments that are not deferred compensation within the meaning of Section 409A.
(b)
Accounting Firm. The accounting firm engaged by the Company for general tax purposes as of the day prior to the Change in Control will perform the calculations set forth in Section 10(a). If the firm so engaged by the Company is serving as the accountant or auditor for the acquiring company, the Company will appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company will bear all expenses with respect to the determinations by such firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder will provide its calculations, together with detailed supporting documentation, to the Company within 30 days before the consummation of a Change in Control (if requested at that time by the Company) or such other time as requested by the Company. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it will furnish the Company with documentation reasonably acceptable to the Company that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder will be final, binding and conclusive upon the Company and Executive.
7.
Section 409A.
(a)
General. The intent of the Parties is that the payments and benefits under this Agreement comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date, (“Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company shall work in good faith with Executive to adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, including, without limitation, actions intended to (i) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (ii) comply with the requirements of Section 409A; however, this Section 11(a) shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company (A) have any liability for failing to do so, or (B) incur or indemnify Executive for any taxes, interest or other liabilities arising under or by operation of Section 409A.
(b)
Separation from Service, Installments and Reimbursements. Notwithstanding any provision to the contrary in this Agreement: (i) no amount that constitutes “deferred compensation” under Section 409A shall be payable pursuant to Section 6 unless the termination of Executive’s employment constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Department of Treasury Regulations (“Separation from Service”); (ii) for purposes of Section 409A, Executive’s right to receive installment payments shall be treated as a right to receive a series of separate and distinct payments; and (iii) to the extent that any reimbursement of expenses or in-kind benefits constitutes “deferred compensation” under Section 409A, such reimbursement or benefit shall be provided no later than December 31st of the year following the year in which the expense was incurred. The amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year. The amount of any in-kind benefits provided in one year shall not affect the amount of in-kind benefits provided in any other year.
(c)
Specified Employee. Notwithstanding anything in this Agreement to the contrary, if Executive is deemed by the Company at the time of Executive’s Separation from Service to be a “specified employee” for purposes of Section 409A, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (i) the expiration of the six-month period measured from the date of Executive’s Separation from Service with the Company or (ii) the date of Executive’s death. Upon the first business day following the expiration of the applicable Section 409A period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to Executive (or Executive’s estate or beneficiaries), and any remaining payments due to Executive under this Agreement shall be paid as otherwise provided herein.
(d)
Release. Notwithstanding anything to the contrary in this Agreement, to the extent that any payments due under this Agreement as a result of Executive’s termination of employment are subject to Executive’s execution and delivery of the Release, (i) if Executive fails to execute the Release on or prior to the Release Expiration Date (as defined below) or timely revokes Executive’s acceptance of the Release thereafter, Executive shall not be entitled to any payments or benefits otherwise conditioned on the Release, and (ii) in any case where Executive’s Date of Termination and the Release Expiration Date fall in two separate taxable years, any payments required to be made to Executive that are conditioned on the Release and are treated as nonqualified deferred compensation for purposes of Section 409A shall be made in the later taxable year. For purposes of this Section 11(d), “Release Expiration Date” shall mean (1) if Executive is under 40 years old as of the Date of Termination, the date that is seven days following the date upon which the Company timely delivers the Release to Executive, or such shorter time prescribed by the Company, and (2) if Executive is 40 years or older as of the Date of Termination, the date that is 21 days following the date upon which the Company timely delivers the Release to Executive, or, in the event that Executive’s termination of employment is “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967), the date that is 45 days following such delivery date.

To the extent that any payments of nonqualified deferred compensation (within the meaning of Section 409A) due under this Agreement as a result of Executive’s termination of employment are delayed pursuant to this Section 11(d), such amounts shall be paid in a lump sum on the first payroll date following the date that Executive executes and does not revoke the Release (and the applicable revocation period has expired) or, in the case of any payments subject to Section 11(d)(ii), on the first payroll period to occur in the subsequent taxable year, if later.
8.
Employee Acknowledgement. Executive acknowledges that Executive has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on Executive’s own judgment.

[Signature Page Follows]

The Parties have executed this Agreement as of the date set forth in the Agreement.

PARAGON 28, INC.

By: /s/ Albert DaCosta

Name: Albert DaCosta

Title: Chairman and CEO

EXECUTIVE

By: /s/ Robert McCormack

Name: Robert McCormack

Address:

Exhibit A

Affiliations

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Exhibit B

RELEASE OF CLAIMS

This Release of Claims (“Release”) is entered into as of _________________, 20__, between Robert McCormack (“Executive”) and Paragon 28, Inc. (the “Company”) (collectively referred to herein as the “Parties”), effective [eight days after]OR[as of] Executive’s signature hereto (the “Effective Date”), unless Executive revokes his acceptance of this Release as provided in Paragraph 2(c), below. This Agreement is being executed in connection with the terms of the Employment Agreement by and between the Parties dated as of [___], 2023 (the “Employment Agreement”), which is incorporated herein by reference.

1.
Termination of Employment. The Parties hereby acknowledge and agree that Executive’s employment, including his service in all positions that Executive held as an officer of the Company and as a member of the Company’s board of directors, ended effective as of [________] (the “Termination Date”). The Parties acknowledge and agree that Executive is entitled to receive, and has received, payment of an amount equal to all accrued wages (including base salary and bonus compensation) earned through the Termination Date, including accrued vacation, less applicable withholding, as well as reimbursement for all expenses incurred by Executive on behalf of the Company, which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documenting such expenses.

2.
Executive’s Release of the Company. Executive understands that by agreeing to this Release, Executive is agreeing not to sue, or otherwise file any claim against, the Company or any of its employees or other agents for any reason whatsoever based on anything that has occurred as of the date Executive signs this Release.

(a)
On behalf of Executive and Executive’s heirs and assigns, Executive hereby releases and forever discharges the “Releasees” hereunder, consisting of the Company, and each of its owners, affiliates, divisions, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to Executive’s hire, employment, remuneration or resignation by the Releasees, or any of them, including Claims arising under federal, state, or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, any Claims arising under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 621, et seq.; Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; the Equal Pay Act, 29 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical

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Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the False Claims Act , 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq. the Fair Labor Standards Act, 29 U.S.C. § 215 et seq., the Sarbanes-Oxley Act of 2002; the Colorado anti-discrimination statute; the Colorado Civil Rights Act (C.R.S. Sections 24-34-301 et seq. and 24-34-401 et seq.); the Colorado Wage Act; the Colorado Minimum Wage Act and Minimum Wage Order 28; Claims any other local, state or federal law governing employment; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.

(b)
Notwithstanding the generality of the foregoing, Executive does not release the following claims:

(i)
Claims to enforce this Release;

(ii)
Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

(iii)
Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;

(iv)
Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA;

(v)
Claims to any benefit entitlements vested as the date of Executive’s employment termination, pursuant to written terms of any Company employee benefit plan;

(vi)
Claims for indemnification under indemnification under the Company’s governing documents or any applicable law, and under the terms of any policy of insurance purchased by the Company;

(vii)
Claims for the severance benefits Executive is entitled to receive in exchange for this Release under Section 6[(b/c)] of the Employment Agreement, including any current or future claims for vesting, acceleration of vesting, or any claims Executive may have as a stockholder of the Company; and

(viii)
Executive’s right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided, however, that Executive does release Executive’s right to secure any damages for alleged discriminatory treatment.

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(c)
[In accordance with the Older Workers Benefit Protection Act of 1990, Executive has been advised of the following:

(i)
This section and this Release are written in a manner calculated to be understood by Executive;

(ii)
Executive has the right to consult with an attorney before signing this Release;

(iii)
Executive has been given at least [21] days to consider this Release; and

(iv)
Executive has seven days after signing this Release to revoke it, and Executive will not receive the severance benefits provided by the Employment Agreement unless and until such seven day period has expired. If Executive wishes to revoke this Release, Executive must deliver notice of Executive’s revocation in writing, no later than 11:59 p.m. Mountain Time on the 7th day following Executive’s execution of this Release to [_______].]

3.
Executive Representations. Executive represents and warrants that:

(a)
Executive has returned to the Company Property (as defined in the Employment Agreement) which he had in his possession, custody or control at the time he signed this Release;

(b)
Except as set forth herein or in any related agreement, Executive is not aware of any owed wages, commissions, bonuses or other compensation, other than wages through the date of the termination of Executive’s employment, any accrued, unused vacation earned through such date, and any severance payments that become due under the Employment Agreement;

(c)
During the course of Executive’s employment Executive did not sustain any injuries for which Executive might be entitled to compensation pursuant to worker’s compensation law or Executive has disclosed any injuries of which he is currently, reasonably aware for which he might be entitled to compensation pursuant to worker’s compensation law; and

(d)
Executive has not initiated any adversarial proceedings of any kind against the Company or against any other person or entity released herein, nor will Executive do so in the future, except as specifically allowed by this Release.

4.
Maintaining Confidential Information. Executive reaffirms his obligations under that certain Employee Proprietary Information and Inventions Assignment Agreement entered into between Executive and the Company (the “Confidentiality Agreement”). Executive acknowledges and agrees that the severance benefits provided in the Employment Agreement shall

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be subject to Executive’s continued compliance with Executive’s obligations under the Confidentiality Agreement.

5.
Non-Disparagement. The Company agrees that it shall take all reasonable steps necessary to ensure that the Company’s officers and directors will not make statements or representations to any person, firm, or entity, which could reasonably be expected to case Executive in an unfavorable light or which could reasonably be anticipated to adversely affect the name or reputation of Executive. Executive agrees that Executive will not make statements or representations to any person, entity or firm which could reasonably be expected to cast the Company or any entity or employee affiliated with the Company in an unfavorable light or which could reasonably be anticipated to adversely affect the name or reputation of the Company or any entity affiliated with the Company, or the name or reputation of any officer, agent or employee of the Company or of any entity affiliated with the Company; provided that Executive will respond accurately and fully to any question, inquiry or request for information when required by legal process. Notwithstanding the foregoing, nothing in this Section 5 shall prevent Executive from making any truthful statement to the extent (i) necessary to rebut any untrue public statements made about him; (ii) necessary with respect to any litigation, arbitration or mediation involving this Release and the enforcement thereof; or (iii) required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with jurisdiction over such person. In addition, nothing in this Release shall be construed to prohibit Executive from engaging in any lawfully protected activity or conduct, including reporting possible violations of law or regulation to any governmental agency or regulatory body (including but not limited to the Equal Employment Opportunity Commission, the Department of Justice, the Securities and Exchange Commission, the Congress, any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation), filing a charge with or participating in any investigation or proceeding conducted by any governmental agency or regulatory body, or making other disclosures that are protected under any law or regulation. Executive does not need the prior authorization of the Company to engage in any such lawfully protected activity, nor is Executive required to notify the other that he or it has done so.

6.
Cooperation. Executive reaffirms his ongoing cooperation covenant set forth in the Employment Agreement.

7.
Severability. The provisions of this Release are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.

8.
Choice of Law. This Release shall in all respects be governed and construed in accordance with the laws of the State of Colorado, including all matters of construction, validity and performance, without regard to conflicts of law principles.

9.
Integration Clause. This Release and the severance benefits under the Employment Agreement contain the Parties’ entire agreement with regard to the separation of Executive’s employment, and supersede and replace any prior agreements as to those matters, whether oral or written, except for the Confidentiality Agreement and any equity award agreements. This Release

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may not be changed or modified, in whole or in part, except by an instrument in writing signed by Executive and a duly authorized officer or director of the Company.

10.
Execution in Counterparts. This Release may be executed in counterparts with the same force and effectiveness as though executed in a single document. Facsimile or PDF signatures shall have the same force and effectiveness as original signatures.

11.
Intent to be Bound. The Parties have carefully read this Release in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties.

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IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing on the dates shown below.

EXECUTIVE PARAGON 28, INC.

__________________________ __________________________

Robert McCormack By:

Title:

Date: ______________________ Date: _____________________

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